Exhibit 99.1

SALEM MEDIA GROUP, INC. ANNOUNCES FOURTH QUARTER 2022

TOTAL REVENUE OF $68.8 MILLION

IRVING, TX March 8, 2023 – Salem Media Group, Inc. (Nasdaq: SALM) released its results for the three and twelve months ended December 31, 2022.

Fourth Quarter 2022 Results

For the quarter ended December 31, 2022 compared to the quarter ended December 31, 2021:

Consolidated

•	Total revenue decreased 0.5% to $68.8 million from $69.1 million;

•	Total operating expenses increased 38.0% to $67.2 million from $48.7 million;

•

Operating expenses, excluding stock-based compensation expense, debt modification costs, gains and losses on the sale or disposition of assets, legal settlement, impairments, depreciation expense and amortization expense (1) increased 5.7% to $61.6 million from $58.3 million;

•	Operating income decreased 92.0% to $1.6 million from $20.5 million;

•	The company had a net loss of $2.2 million, or $0.08 net loss per share compared to net income of $16.8 million, or $0.61 net income per diluted share;

•	EBITDA (1) decreased 78.5% to $4.9 million from $22.7 million; and

•	Adjusted EBITDA (1) decreased 33.0% to $7.3 million from $10.8 million.

Broadcast

•	Net broadcast revenue increased 4.5% to $53.3 million from $51.0 million;

•	Station Operating Income (“SOI”) (1) decreased 17.4% to $10.1 million from $12.3 million;

•	Same Station (1) net broadcast revenue increased 4.5% to $53.3 million from $51.0 million; and

•	Same Station SOI (1) decreased 15.7% to $10.3 million from $12.2 million.

Digital Media

•	Digital media revenue decreased 10.3% to $10.4 million from $11.6 million; and

•	Digital Media Operating Income (1) decreased 44.3% to $1.7 million from $3.0 million.

Publishing

•	Publishing revenue decreased 21.3% to $5.2 million from $6.5 million; and

•	Publishing Operating Loss (1) was $0.6 million as compared to publishing operating income of $0.2 million.

Included in the results for the quarter ended December 31, 2022 are:

•	A $2.3 million ($1.7 million, net of tax, or $0.06 per share) impairment charge to the value of broadcast licenses in Columbus, Portland, and San Francisco;

•	A $0.1 million ($0.1 million, net of tax) loss on the disposal of assets;

•	A $0.1 million gain on the early retirement of long-term debt associated with the 2024 Notes; and

•	A $0.1 million non-cash compensation charge related to the expensing of stock options.

Included in the results for the quarter ended December 31, 2021 are:

•

A $13.0 million ($9.6 million, net of tax, or $0.35 per diluted share) net gain on the disposition of assets relates to a $12.9 million pre-tax gain on the sale of land in Tampa, Florida as well as various other fixed asset disposals;

•

The company repurchased an additional $38.6 million of the 6.75% senior secured notes due 2024 (“2024 Notes”) for $39.3 million in cash, recognizing a net loss of $1.0 million ($0.7 million, net of tax or $0.03 per share); and

•	A $0.1 million non-cash compensation charge ($0.1 million, net of tax) related to the expensing of stock options.

Per share numbers are calculated based on 27,216,787 diluted weighted average shares for the quarter ended December 31, 2022, and 27,534,329 diluted weighted average shares for the quarter ended December 31, 2021.

Year to Date 2022 Results

For the twelve months ended December 31, 2022 compared to the twelve months ended December 31, 2021:

Consolidated

•	Total revenue increased 3.4% to $267.0 million from $258.2 million;

•	Total operating expenses increased 23.5% to $261.8 million from $212.0 million;

•

Operating expenses, excluding stock-based compensation expense, debt modification costs, gains and losses on the sale or disposition of assets, legal settlement, impairments, depreciation expense and amortization expense (1) increased 8.3% to $238.2 million from $219.9 million;

•	The company’s operating income decreased 88.9% to $5.2 million from $46.2 million;

•	The company recognized $4.1 million in film distribution income from an unconsolidated equity investment;

•	The company had a net loss of $3.2 million, or $0.12 net loss per share compared to net income of $41.5 million, or $1.52 net income per diluted share;

•	EBITDA (1) decreased 68.5% to $21.9 million from $69.4 million; and

•	Adjusted EBITDA (1) decreased 26.7% to $28.1 million from $38.3 million.

Broadcast

•	Net broadcast revenue increased 7.2% to $205.3 million from $191.4 million;

•	SOI (1) decreased 9.6% to $41.3 million from $45.7 million;

•	Same station (1) net broadcast revenue increased 7.2% to $204.9 million from $191.2 million; and

•	Same station SOI (1) decreased 9.1% to $41.7 million from $45.8 million.

Digital media

•	Digital media revenue decreased 1.2% to $41.7 million from $42.2 million; and

•	Digital media operating income (1) decreased 5.4% to $7.9 million from $8.4 million.

Publishing

•	Publishing revenue decreased 18.9% to $20.0 million from $24.6 million; and

•	Publishing Operating Loss (1) was $2.2 million compared to publishing operating income of $1.4 million.

Included in the results for the twelve months ended December 31, 2022 are:

•

A $14.0 million ($10.3 million, net of tax, or $0.38 per share) impairment charge to the value of broadcast licenses in Boston, Chicago, Columbus, Dallas, Greenville, Honolulu, Little Rock, Orlando, Philadelphia, Portland, Sacramento and San Francisco;

•

A $8.4 million ($6.2 million, net of tax, or $0.23 per diluted share) net gain on the disposition of assets relates primarily to the $6.5 million pre-tax gain on the sale of land used in the company’s Denver, Colorado broadcast operations, the $1.8 million pre-tax gain on sale of land used in the company’s Phoenix, Arizona broadcast operations, and $0.5 million pre-tax gain on the sale of the company’s radio stations in Louisville, Kentucky offset by various fixed asset disposals;

•	A $48,000 gain on the early retirement of long-term debt associated with the 2024 Notes;

•	A $4.8 million ($3.5 million, net of tax, or $0.13 per share) legal settlement expense;

•	A $0.1 million ($0.1 million, net of tax) goodwill impairment charge;

•	A $0.3 million ($0.2 million, net of tax, or $0.01 per share) charge for debt modification costs; and

•	A $0.3 million non-cash compensation charge ($0.2 million, net of tax, or $0.01 per share) related to the expensing of stock options.

Included in the results for the twelve months ended December 31, 2021 are:

•

A $2.5 million ($1.9 million, net of tax, or $0.07 per share) charge for debt modification costs. On September 10, 2021, the company refinanced $112.8 million of the 2024 Notes by exchanging into $114.7 million (reflecting a call premium of 1.688%) of 7.125% Senior Secured Notes due 2028 (“2028 Notes”). The transaction was assessed on a lender-specific level and was accounted for as a debt modification in accordance with ASC 470 with $2.5 million of fees paid to third parties included in operating expenses for the period;

•

A $23.6 million ($17.4 million, net of tax, or $0.64 per diluted share) net gain on the disposition of assets relates to $12.9 million pre-tax gain on the sale of land in Tampa, Florida, a $10.5 million pre-tax gain on the sale of land in Lewisville, Texas, a $0.5 million pre-tax gain on the sale of Singing News Magazine and Singing News Radio and a $0.1 million pre-tax gain on the sale of the Hilary Kramer Financial Newsletter and related assets that was offset by a $0.4 million of additional costs recorded upon closing on the radio station WKAT-AM and an FM translator in Miami, Florida as well as various other fixed asset disposals;

•	The company repurchased an additional $43.3 million of the 2024 Notes for $44.0 million in cash, recognizing a net loss of $1.0 million ($0.8 million, net of tax or $0.03 per share); and

•	A $0.3 million non-cash compensation charge ($0.2 million, net of tax or $0.01 per share) related to the expensing of stock options.

Per share numbers are calculated based on 27,206,434 diluted weighted average shares for the twelve months ended December 31, 2022, and 27,296,618 diluted weighted average shares for the twelve months ended December 31, 2021.

Balance Sheet

As of December 31, 2022, the company had $114.7 million outstanding on the 7.125% senior secured notes due 2028 (“2028 Notes”), $39.0 million outstanding on 6.75% senior secured notes due 2024 (“2024 Notes”) and $9.0 million outstanding balance on the ABL facility.

Acquisitions and Divestitures

The following transactions were completed since October 1, 2022:

•

On February 1, 2023, the company acquired the George Gilder Report and other digital newsletters and related website assets. The company assumed the deferred subscription liabilities paying no cash at the time of closing. The purchase price is 25% of net revenue generated from sales of most Eagle Financial products during the next year to people who are on George Gilder subscriber lists that are not already on Eagle Financial lists.

•

On January 10, 2023 the company closed on the acquisition of radio stations WWFE-AM, WRHC-AM and two FM translators in Miami, Florida for $3.0 million. The Asset Purchase Agreement (“APA”) was amended for Salem to acquire only the radio stations and translators for $3.0 million, a related party to acquire the land directly from the seller for $2.0 million, and Salem to have an option to purchase the land from the related party pursuant to an option to purchase real estate agreement. Salem’s executive officers, who have no relationship with the related party, began negotiations for the related party lease agreements and option agreements, subject to final approval by Salem’s Audit Committee pursuant to its related party transaction policy. The option to purchase real estate agreement was approved by Salem’s Audit Committee on March 1, 2023.

•

On January 6, 2023 the company closed on the acquisition of radio station WMYM-AM and an FM translator in Miami, Florida for $3.2 million. The company began operating the radio station under a Time Brokerage Agreement beginning on November 16, 2022. The APA was amended for Salem to acquire only the radio station and translator for $3.2 million, a related party to acquire the land directly from the seller for $1.8 million, and Salem to have an option to purchase the land from the related party pursuant to an option to purchase real estate agreement. Salem’s executive officers, who have no relationship with the related party, began negotiations for the related party lease agreements and option agreements, subject to final approval by Salem’s Audit Committee pursuant to its related party transaction policy. The option to purchase real estate agreement was approved by Salem’s Audit Committee on March 1, 2023

•	On December 30, 2022, the company acquired the book inventory and publishing rights of ISI Publishing for $0.4 million of cash.

•

On December 1, 2022, the company acquired radio station KKOL-AM in Seattle, Washington for $0.5 million. The company paid $0.4 million of cash at closing and $0.1 million of cash into an escrow account and began operating the station under a Local Marketing Agreement on June 7, 2021.

•

On October 1, 2022, the company acquired websites and the related assets of DayTradeSPY, a financial publication, for $0.6 million in cash. As part of the purchase agreement, the company may pay up to an additional $1.0 million of cash in contingent earn-out consideration within one-year of the closing date based on the achievement of certain revenue benchmarks.

Conference Call Information

Salem will host a teleconference to discuss its results on March 8, 2023 at 4:00 p.m. Central Time. To access the teleconference, please dial (888) 770-7291, and then ask to be joined into the Salem Media Group Fourth Quarter 2022 call or listen via the investor relations portion of the company’s website, located at investor.salemmedia.com. A replay of the teleconference will be available through March 22, 2023 and can be heard by dialing (800) 770-2030, passcode 2413416 or on the investor relations portion of the company’s website, located at investor.salemmedia.com.

Follow us on Twitter @SalemMediaGrp.

First Quarter 2023 Outlook

For the first quarter of 2023, the company is projecting total revenue to be between flat and a decline of 2% from the first quarter 2022 total revenue of $62.6 million. The company is also projecting operating expenses before gains or losses on the sale or disposal of assets, stock-based compensation expense, legal settlement, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation expense and amortization expense (“Recurring Operating Expenses”) to increase between 7% and 10% compared to the first quarter of 2022 Recurring Operating Expenses of $55.8 million.

A reconciliation of Recurring Operating Expenses to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the potential high variability, complexity and low visibility with respect to the charges excluded from this non-GAAP financial measure, in particular, the change in the estimated fair value of earn-out consideration, impairments and gains or losses from the disposition of fixed assets. The company expects the variability of the above charges may have a significant, and potentially unpredictable, impact on its future GAAP financial results.

About Salem Media Group, Inc.

Salem Media Group is America’s leading multimedia company specializing in Christian and conservative content, with media properties comprising radio, digital media and book and newsletter publishing. Each day Salem serves a loyal and dedicated audience of listeners and readers numbering in the millions nationally. With its unique programming focus, Salem provides compelling content, fresh commentary and relevant information from some of the most respected figures across the Christian and conservative media landscape. Learn more about Salem Media Group, Inc. at www.salemmedia.com, Facebook and Twitter.

Company Contact:

Evan D. Masyr

Executive Vice President and Chief Financial Officer

(805) 384-4512

evan@salemmedia.com

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, inflation and other adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem’s reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

(1)	Regulation G

Management uses certain non-GAAP financial measures defined below in communications with investors, analysts, rating agencies, banks and others to assist such parties in understanding the impact of various items on its financial statements. The company uses these non-GAAP financial measures to evaluate financial results, develop budgets, manage expenditures and as a measure of performance under compensation programs.

The company’s presentation of these non-GAAP financial measures should not be considered as a substitute for or superior to the most directly comparable financial measures as reported in accordance with GAAP.

Regulation G defines and prescribes the conditions under which certain non-GAAP financial information may be presented in this earnings release. The company closely monitors EBITDA, Adjusted EBITDA, Station Operating Income (“SOI”), Same Station net broadcast revenue, Same Station broadcast operating expenses, Same Station Operating Income, Digital Media Operating Income, Publishing Operating Income (Loss), and operating expenses excluding gains or losses on the disposition of assets, stock-based compensation, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation and amortization, all of which are non-GAAP financial measures. The company believes that these non-GAAP financial measures provide useful information about its core operating results, and thus, are appropriate to enhance the overall understanding of its financial performance. These non-GAAP financial measures are intended to provide management and investors a more complete understanding of its underlying operational results, trends and performance.

The company defines Station Operating Income (“SOI”) as net broadcast revenue minus broadcast operating expenses. The company defines Digital Media Operating Income as net Digital Media Revenue minus Digital Media Operating Expenses. The company defines Publishing Operating Income (Loss) as net Publishing Revenue minus Publishing Operating Expenses. The company defines EBITDA as net income before interest, taxes, depreciation, and amortization. The company defines Adjusted EBITDA as EBITDA before gains or losses on the disposition of assets, before debt modification costs, before changes in the estimated fair value of contingent earn-out consideration, before impairments, before net miscellaneous income and expenses, before (gain) loss on early retirement of long-term debt and before non-cash compensation expense. SOI, Digital Media Operating Income, Publishing Operating Income (Loss), EBITDA and Adjusted EBITDA are commonly used by the broadcast and media industry as important measures of performance and are used by investors and analysts who report on the industry to provide meaningful comparisons between broadcasters. SOI, Digital Media Operating Income, Publishing Operating Income (Loss), EBITDA and Adjusted EBITDA are not measures of liquidity or of performance in accordance with GAAP and should be viewed as a supplement to and not a substitute for or superior to its results of operations and financial condition presented in accordance with GAAP. The company’s definitions of SOI, Digital Media Operating Income, Publishing Operating Income (Loss), EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures reported by other companies.

The company defines Same Station net broadcast revenue as broadcast revenue from its radio stations and networks that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. The company defines Same Station broadcast operating expenses as broadcast operating expenses from its radio stations and networks that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. The company defines Same Station SOI as Same Station net broadcast revenue less Same Station broadcast operating expenses. Same Station operating results include those stations that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. Same Station operating results for a full calendar year are calculated as the sum of the Same Station-results for each of the four quarters of that year. The company uses Same Station operating results, a non-GAAP financial measure, both in presenting its results to stockholders and the investment community, and in its internal evaluations and management of the business. The company believes that Same Station operating results provide a meaningful comparison of period over period performance of its core broadcast operations as this measure excludes the impact of new stations, the impact of stations the company no longer owns or operates, and the impact of stations operating under a new programming format. The company’s presentation of Same Station operating results are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The company’s definition of Same Station operating results is not necessarily comparable to similarly titled measures reported by other companies.

For all non-GAAP financial measures, investors should consider the limitations associated with these metrics, including the potential lack of comparability of these measures from one company to another.

The Supplemental Information tables that follow the condensed consolidated financial statements provide reconciliations of the non-GAAP financial measures that the company uses in this earnings release to the most directly comparable measures calculated in accordance with GAAP. The company uses non-GAAP financial measures to evaluate financial performance, develop budgets, manage expenditures, and determine employee compensation. The company’s presentation of this additional information is not to be considered as a substitute for or superior to the directly comparable measures as reported in accordance with GAAP.

Salem Media Group, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2022	2021	2022
	(Unaudited)
Net broadcast revenue	$51,021	$53,295	$191,443	$205,315
Net digital media revenue	11,561	10,368	42,164	41,661
Net publishing revenue	6,547	5,150	24,640	19,990

Total revenue	69,129	68,813	258,247	266,966

Operating expenses:
Broadcast operating expenses	38,752	43,155	145,720	163,992
Legal settlement	—	—	—	4,776
Digital media operating expenses	8,517	8,671	33,797	33,750
Publishing operating expenses	6,376	5,701	23,220	22,142
Unallocated corporate expenses	4,719	4,126	17,483	18,557
Debt modification costs	179	5	2,526	255
Depreciation and amortization	3,157	3,111	12,828	12,611
Change in the estimated fair value of contingent earn-out consideration	—	—	—	(5)
Impairment of indefinite-lived long-term assets other than goodwill	—	2,325	—	13,985
Impairment of goodwill	—	—	—	127
Net (gain) loss on the disposition of assets	(13,023)	85	(23,575)	(8,376)

Total operating expenses	48,677	67,179	211,999	261,814

Operating income	20,452	1,634	46,248	5,152
Other income (expense):
Interest income	9	5	10	171
Interest expense	(3,912)	(3,135)	(15,799)	(13,060)
Gain on the forgiveness of PPP loans	—	—	11,212	—
Gain (loss) on early retirement of long-term debt	(970)	66	(1,026)	48
Earnings from equity method investment	—	50	—	4,065
Net miscellaneous income and (expenses)	23	15	110	(4)

Net income (loss) before income taxes	15,602	(1,365)	40,755	(3,628)
Provision for (benefit from) income taxes	(1,238)	842	(759)	(392)

Net income (loss)	$16,840	$(2,207)	$41,514	$(3,236)

Basic income (loss) per share Class A and Class B common stock	$0.62	$(0.08)	$1.54	$(0.12)
Diluted income (loss) per share Class A and Class B common stock	$0.61	$(0.08)	$1.52	$(0.12)
Basic weighted average Class A and Class B common stock shares outstanding	27,093,713	27,216,787	26,892,540	27,206,434

Diluted weighted average Class A and Class B common stock shares outstanding	27,534,329	27,216,787	27,296,618	27,206,434

Salem Media Group, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2021	December 31, 2022
		(Unaudited)
Assets
Cash	$1,785	$—
Accounts receivable, net	25,663	30,756
Other current assets	14,066	14,301
Property and equipment, net	79,339	81,296
Operating and financing lease right-of-use assets	43,665	43,734
Intangible assets, net	346,438	330,008
Deferred financing costs	843	681
Other assets	4,313	4,346

Total assets	$516,112	$505,122

Liabilities and Stockholders’ Equity
Current liabilities	$51,455	$64,610
Long-term debt	170,581	150,367
Operating and financing lease liabilities, less current portion	42,273	42,445
Deferred income taxes	67,012	66,732
Other liabilities	6,580	5,611
Stockholders’ Equity	178,211	175,357

Total liabilities and stockholders’ equity	$516,112	$505,122

SALEM MEDIA GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(in thousands, except share and per share data)

	Class A		Class B
	Common Stock		Common Stock		Additional
					Paid-In	Accumulated	Treasury
	Shares	Amount	Shares	Amount	Capital	Deficit	Stock	Total
Stockholders’ equity, December 31, 2020	23,447,317	$227	5,553,696	$56	$247,025	$(78,023)	$(34,006)	$135,279
Stock-based compensation	—	—	—	—	78	—	—	78
Options exercised	185,782	2	—	—	390	—	—	392
Net income	—	—	—	—	—	323	—	323

Stockholders’ equity, March 31, 2021	23,633,099	$229	5,553,696	$56	$247,493	$(77,700)	$(34,006)	$136,072

Stock-based compensation	—	—	—	—	84	—	—	84
Net income	—	—	—	—	—	2,257	—	2,257

Stockholders’ equity, June 30, 2021	23,633,099	$229	5,553,696	$56	$247,577	$(75,443)	$(34,006)	$138,413

Stock-based compensation	—	—	—	—	78	—	—	78
Options exercised	6,725	—	—	—	13	—	—	13
Net income	—	—	—	—	—	22,094	—	22,094

Stockholders’ equity, September 30, 2021	23,639,824	$229	5,553,696	$56	$247,668	$(53,349)	$(34,006)	$160,598

Stock-based compensation	—	—	—	—	79	—	—	79
Options exercised	283,150	3	—	—	691	—	—	694
Net income	—	—	—	—	—	16,840	—	16,840

Stockholders’ equity, December 31, 2021	23,922,974	$232	5,553,696	$56	$248,438	$(36,509)	$(34,006)	$178,211

	Class A		Class B
	Common Stock		Common Stock		Additional
					Paid-In	Accumulated	Treasury
	Shares	Amount	Shares	Amount	Capital	Deficit	Stock	Total
Stockholders’ equity, December 31, 2021	23,922,974	$232	5,553,696	$56	$248,438	$(36,509)	$(34,006)	$178,211
Stock-based compensation	—	—	—	—	106	—	—	106
Options exercised	40,913	—	—	—	94	—	—	94
Lapse of restricted shares	14,854	—	—	—	—	—	—	—
Net income	—	—	—	—	—	1,739	—	1,739

Stockholders’ equity, March 31, 2022	23,978,741	$232	5,553,696	$56	$248,638	$(34,770)	$(34,006)	$180,150

Stock-based compensation	—	—	—	—	68	—	—	68
Net income	—	—	—	—	—	9,117	—	9,117

Stockholders’ equity, June 30, 2022	23,978,741	$232	5,553,696	$56	$248,706	$(25,653)	$(34,006)	$189,335

Stock-based compensation	—	—	—	—	54	—	—	54
Options exercised	2,000	—	—	—	4	—	—	4
Net loss	—	—	—	—	—	(11,885)	—	(11,885)

Stockholders’ equity, September 30, 2022	23,980,741	$232	5,553,696	$56	$248,764	$(37,538)	$(34,006)	$177,508

Stock-based compensation	—	—	—	—	56	—	—	56
Net loss	—	—	—	—	—	(2,207)	—	(2,207)

Stockholders’ equity, December 31, 2022	23,980,741	$232	5,553,696	$56	$248,820	$(39,745)	$(34,006)	$175,357

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2022	2021	2022
	(Unaudited)

Reconciliation of Total Operating Expenses to Operating Expenses excluding Legal Settlement, Debt Modification Costs, Depreciation and Amortization Expense, Changes in the Estimated Fair Value of Contingent Earn-out Consideration, Impairments, Gains or Losses on the Disposition of Assets and Stock-based Compensation Expense (Recurring Operating Expenses)

Operating Expenses	$48,677	$67,179	$211,999	$261,814
Less legal settlement	—	—	—	(4,776)
Less debt modification costs	(179)	(5)	(2,526)	(255)
Less depreciation and amortization expense	(3,157)	(3,111)	(12,828)	(12,611)
Less change in estimated fair value of contingent earn-out Consideration	—	—	—	5
Less impairment of indefinite-lived long-term assets other than goodwill	—	(2,325)	—	(13,985)
Less impairment of goodwill	—	—	—	(127)
Less net gain (loss) on the disposition of assets	13,023	(85)	23,575	8,376
Less stock-based compensation expense	(79)	(56)	(319)	(284)

Total Recurring Operating Expenses	$58,285	$61,597	$219,901	$238,157

Reconciliation of Net Broadcast Revenue to Same Station Net Broadcast Revenue
Net broadcast revenue	$51,021	$53,295	$191,443	$205,315
Net broadcast revenue – acquisitions	—	(16)	—	(263)
Net broadcast revenue – dispositions	(56)	—	(169)	(64)
Net broadcast revenue – format change	—	—	(117)	(111)

Same Station net broadcast revenue	$50,965	$53,279	$191,157	$204,877

Reconciliation of Broadcast Operating Expenses to Same Station Broadcast Operating Expenses
Broadcast operating expenses	$38,752	$43,155	$145,720	$163,992
Broadcast operating expenses – acquisitions	—	(173)	(1)	(452)
Broadcast operating expenses – dispositions	(32)	(31)	(246)	(166)
Broadcast operating expenses – format change	—	—	(135)	(160)

Same Station broadcast operating expenses	$38,720	$42,951	$145,338	$163,214

Reconciliation of SOI to Same Station SOI
Station Operating Income	$12,269	$10,140	$45,723	$41,323
Station operating (income) loss – acquisitions	—	157	1	189
Station operating (income) loss – dispositions	(24)	31	77	102
Station operating (income) loss – format change	—	—	18	49

Same Station - Station Operating Income	$12,245	$10,328	$45,819	$41,663

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2022	2021	2022
	(Unaudited)
Calculation of Station Operating Income, Digital Media Operating Income and Publishing Operating Income (Loss)
Net broadcast revenue	$51,021	$53,295	$191,443	$205,315
Less broadcast operating expenses	(38,752)	(43,155)	(145,720)	(163,992)

Station Operating Income	$12,269	$10,140	$45,723	$41,323

Net digital media revenue	$11,561	$10,368	$42,164	$41,661
Less digital media operating expenses	(8,517)	(8,671)	(33,797)	(33,750)

Digital Media Operating Income	$3,044	$1,697	$8,367	$7,911

Net publishing revenue	$6,547	$5,150	$24,640	$19,990
Less publishing operating expenses	(6,376)	(5,701)	(23,220)	(22,142)

Publishing Operating Income (Loss)	$171	$(551)	$1,420	$(2,152)

The company defines EBITDA (1) as net income before interest, taxes, depreciation, and amortization. The table below presents a reconciliation of EBITDA (1) to Net Income (Loss), the most directly comparable GAAP measure. EBITDA (1) is a non-GAAP financial performance measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP. The company defines Adjusted EBITDA (1) as EBITDA (1) before gains or losses on the disposition of assets, before debt modification costs, before changes in the estimated fair value of contingent earn-out consideration, before impairments, before net miscellaneous income and expenses, before (gain) loss on early retirement of long-term debt, before gain on the forgiveness of PPP loans and before non-cash compensation expense. The table below presents a reconciliation of Adjusted EBITDA (1) to Net Income (Loss), the most directly comparable GAAP measure. Adjusted EBITDA (1) is a non-GAAP financial performance measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2021	2022	2021	2022
	(Unaudited)
Net income (loss)	$16,840	$(2,207)	$41,514	$(3,236)
Plus interest expense, net of capitalized interest	3,912	3,135	15,799	13,060
Plus provision for (benefit from) income taxes	(1,238)	842	(759)	(392)
Plus depreciation and amortization	3,157	3,111	12,828	12,611
Less interest income	(9)	(5)	(10)	(171)

EBITDA	$22,662	$4,876	$69,372	$21,872

Plus net (gain) loss on the disposition of assets	(13,023)	85	(23,575)	(8,376)
Plus change in the estimated fair value of contingent earn-out consideration	—	—	—	(5)
Plus debt modification costs	179	5	2,526	255
Plus impairment of indefinite-lived long-term assets other than goodwill	—	2,325	—	13,985
Plus impairment of goodwill	—	—	—	127
Plus net miscellaneous (income) and expenses	(23)	(15)	(110)	4
Plus (gain) loss on early retirement of long- term debt	970	(66)	1,026	(48)
Plus gain on the forgiveness of PPP loans	—	—	(11,212)	—
Plus non-cash stock-based compensation	79	56	319	284

Adjusted EBITDA	$10,844	$7,266	$38,346	$28,098

Selected Debt Data	Outstanding at	Applicable Interest Rate
	December 31, 2022
Senior Secured Notes due 2028 (1)	$114,731,000	7.125%
Senior Secured Notes due 2024 (2)	$39,035,000	6.750%

(1)	$114.7 million notes with semi-annual interest payments at an annual rate of 7.125%.
(2)	$39.0 million notes with semi-annual interest payments at an annual rate of 6.750%.